                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                     Date of report: March 9, 1994

                            USAir Group, Inc.
                               USAir, Inc.

                                Delaware
                 (State of Incorporation of Registrants)

                          Commission File Numbers:
                        USAir Group, Inc. 54-1194634
                           USAir, Inc. 53-0218143
                  (I.R.S. Employer Identification Numbers)

                  2345 Crystal Drive, Arlington, VA 22227
                  (Address of principal executive offices)
                     (703) 418-5306 (USAir Group, Inc.)
                         (703) 418-7000 (USAir, Inc.
            (Registrants' telephone numbers including area code)


Item 5.     Other Events

     On March 7, 1994, USAir, Inc. disseminated two press releases regarding projections of financial results for the quarter ended
March 31, 1994 and the year ended December 31, 1994, British
Airways' decision not to make additional investments in USAir
Group, Inc., and the initiation of negotiations with the leadership of its employee unions regarding pay reductions and productivity improvements. The two press releases are filed as exhibits to this report.

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Item 7.     Financial Statements and Exhibits

(c)  Exhibits

Designation        Description
___________        ___________
    99             Two press releases dated March 7, 1994



                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                               USAir, Inc.

                               By: /s/James T. Lloyd
                                   James T. Lloyd
                                   Executive Vice President and
                                    General Counsel



                               USAir Group, Inc.

                               By: /s/James T. Lloyd
                                   James T. Lloyd
                                   Executive Vice President
                                    General Counsel and Secretary






Dated: March 9, 1994

                                                   Exhibit 99




               USAIR PREDICTS FIRST QUARTER LOSS

     ARLINGTON, VA, March 7, 1994--USAir today reported that the negative impact of unusually severe winter weather on its operations thus far in 1994, and continued incursions by low-cost, low-fare airlines, cause it to expect a first quarter pre-tax loss of approximately $200 million and a pre-tax loss for the year in excess of the $350 million loss reported for 1993.

     "While storms in January and February forced us to cancel about eight percent of our scheduled operations, the principal cause of our unacceptable loss is the requirement to sharply lower fares in response to the steady expansion of low-cost carriers into many of our east coast markets," said USAir Chairman, President and CEO Seth E. Schofield.

     Schofield also reported that British Airways has indicated that it will not pursue further investment in USAir until it is clear that an effective cost-reduction program is firmly in place and USAir's financial performance improves. In the meantime, USAir and British Airways will continue to expand their code-sharing program from the current 34 cities to the 66 previously authorized by the U.S. Department of Transportation. The two airlines will also move forward with their joint efforts to develop revenue enhancement and cost-saving synergies.

     USAir also confirmed that it will hold meetings with the leadership of its employee unions today.

                                                   Exhibit 99






      USAIR REQUESTS UNIONS TO BEGIN TALKS ON COST REDUCTIONS

     ARLINGTON, VA, MARCH 7, 1994--USAir requested the leaders of its four unions today to begin substantive talks concerning cost reductions and productivity improvements as part of an overall plan to return the airline to profitability.

     The Company requested that discussions center on pay reductions and productivity improvements intended to bring USAir's operating costs closer to those of low-cost airlines that have recently begun expanding service in many of USAir's East Coast markets.

     "Labor cost reductions are but one of many cost cutting initiatives that we must take if USAir is to remain viable in a low-fare competitive environment," said USAir chairman, President and CEO Seth E. Schofield. "We recognize that we must achieve cost efficiencies in all areas of the Company."

     About 50 percent of USAir's employees are represented by four unions: The Air Line Pilots Association, the Association of Flight Attendants, the International Association of Machinists and
Aerospace Workers and the Transport Workers Union.

     Union leaders stated that they will review the company's request.